As filed with the Securities and Exchange Commission on August 1, 1997
                                             Registration Statement No. 33-



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                          WATTS INDUSTRIES, INC.
          (Exact name of Registrant as Specified in Its Charter)

      Delaware                                              04-2916536
(State of Incorporation)                   (I.R.S. Employer Identification #)
                           815 Chestnut Street
                         North Andover, MA 01845
                              (508) 688-1811
(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)

               WATTS INDUSTRIES, INC. 1996 STOCK OPTION PLAN
                         (Full Title of the Plan)


                           Thomas J. White, Esq.
                            Corporate Attorney
                           Watts Industries, Inc
                            815 Chestnut Street
                          North Andover, MA 01845
                              (508) 688-1811
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               With copy to:
                               _____________

                        Robert P. Whalen, Jr., Esq.
                        Goodwin, Procter & Hoar LLP
                              Exchange Place
                              53 State Street
                     Boston, Massachusetts 02109-2881
                              (617) 570-1000



                      CALCULATION OF REGISTRATION FEE
   Title of     Amount to be     Proposed       Proposed      Amount of
  Securities     Registered       Maximum        Maximum     Registration
     Being           (1)         Offering       Aggregate        Fee
  Registered                     Price Per      Offering
                                   Share          Price
Class A Common   232,500 shares   $16.375 (2)    $3,807,188    $1,154
Stock, $.10 par  2,767,500 shares $25.125 (3)    $69,533,438   $21,071
     value


(1) Plus such additional number of shares as may be required pursuant to the Watts Industries, Inc 1996 Stock Option Plan in the event of a stock dividend, stock split or similar change in capitalization affecting the Class A Common Stock of the Registrant.
(2) The aggregate offering price and fee are computed based on the exercise price of the option to purchase shares of the Registrant's Class A Common Stock, $.10 par value per share, which have been granted to date under the Watts Industries, Inc. 1996 Stock Option Plan in accordance with Rule 457(h) under the Securities Act of 1933.
(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of determining the amount of the registration fee and is based upon the average of the high and low prices for the Registrant's Class A Common Stock, $.10 par value per share, as reported on the New York Stock Exchange on July 31, 1997.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference.

    Watts Industries, Inc. (the "Company") hereby incorporates by reference  the  following documents which  have  previously  been
filed   with   the   Securities  and  Exchange  Commission   (the
"Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; the Company's Current Report on Form 8-K dated September 4, 1996; and the Company's Current Report on Form 8-K dated April 4, 1997; and

        (c) The description of the Company's Class A Common Stock, $.10 par value per share, contained in the Company's registration statement on Form 8-A dated June 22, 1995, filed with the Securities and Exchange Commission pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

    Not Applicable.


Item 5. Interests of Named Experts and Counsel.

    Not Applicable.


Item 6. Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Under subsection (a) the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Subsection (d) of Section 145 of the DGCL permits indemnification under subsections (a) and (b) of Section 145 only if authorized in the specific case following a determination that the individual seeking indemnification has met the standard of conduct required by the applicable subsection. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and that the corporation has the power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article  TENTH  of  the  Company's Restated  Certificate  of
Incorporation, as amended, states that:

     No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of this Restated Certificate of Incorporation under the laws of the State of Delaware.

     Article V of the Company's By-laws provides that the Company shall indemnify, to the fullest extent permitted by the DGCL (as presently in effect or as hereafter amended):

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Company) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two immediately preceding paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Article V of the Company's By-laws also authorizes the Board of Directors of the Company, in its discretion to indemnify:

     Any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Article V of the Company's By-laws also includes certain provisions relating to the scope of the indemnification for officers and directors of the Company and the procedures for determining entitlement to indemnification:

     Determination of Entitlement. Any indemnification pursuant to Article V (unless required by law or ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 of Article V. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Company.

     Advance Payments. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, only as authorized by the Board of Directors in the specific case (including by one or more directors who may be parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in Article V.

    Non-Exclusive Nature of Indemnification. The indemnification provided in Article V shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a director or officer as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in Article V.

     Insurance. To the extent obtainable, the Company may purchase and maintain insurance with reasonable limits on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware (as presently in effect or hereafter amended), the Restated Certificate of Incorporation or these By-laws.

     No Duplicate Payments.  The Company's indemnification  under
Section 1 of Article V of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on such person's behalf by the Company,
(ii) from such other Company, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.


Item 7. Exemption from Registration Claimed.

    Not applicable.

Item 8. Exhibits.

     The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

  Exhibit
    4.1   Restated Certificate of Incorporation, as amended,
          of the Company. (1)
    4.2   Amended and Restated By-laws of the Company. (2)
    4.3   Watts Industries, Inc. 1996 Stock Option Plan.
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1   Consent of Goodwin, Procter & Hoar  LLP (included
          in Exhibit 5.1 to this  Registration Statement).
   23.2   Consent of Ernst & Young LLP,  Independent Auditors.
   23.3   Consent of Deloitte & Touche,   Independent Auditors.
   24.1 Powers of Attorney (included on signature page to this registration statement).
_____________________

(1)  Incorporated  by reference to the relevant  exhibit  to  the
     Company's Annual Report on Form 10-K filed with the Commission on September 28, 1995.
(2) Incorporated by reference to the relevant exhibit to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1992.

Item 9. Undertakings.

    (a)     The undersigned registrant hereby undertakes:

                         (1)  To file, during any period in which
                offers or sales are being made, a post-effective amendment to this registration statement:

                                 (i)  To  include any  prospectus
                    required   by   Section   10(a)(3)   of   the
                    Securities Act;

                                  (ii)      To  reflect  in   the
                    prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                                 (iii)    To include any material
                    information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided,   however,   that  paragraphs   (a)(1)(i)   and
        (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Watts Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Andover, Commonwealth of Massachusetts, on this 1st day of August, 1997.

                              WATTS INDUSTRIES, INC.


                              By:/s/ Timothy P. Horne
                                 Timothy P. Horne, Chairman of the Board and
                                 Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Watts Industries, Inc. hereby severally constitute and appoint Timothy P. Horne and Kenneth J. McAvoy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Watts Industries, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                     Title                      Date


/s/ Timothy P. Horne       Chairman of the Board and       August 1, 1997
Timothy P. Horne           Chief Executive Officer


/s/ Kenneth J. McAvoy      Chief Financial Officer and     August 1, 1997
Kenneth J. McAvoy          Treasurer, Secretary and
                           Director


/s/ David A. Bloss, Sr.    President, Chief Operating      August 1, 1997
David A. Bloss, Sr.        Operating Officer and Director



/s/ Frederic B. Horne      Corporate Vice President and    August 1, 1997
Frederic B. Horne          Director


/s/ Noah T. Herndon        Director                        August 1, 1997
Noah T. Herndon


/s/ Wendy E. Lane          Director                        August 1, 1997
Wendy E. Lane


/s/ Gordon W. Moran        Director                        August 1, 1997
Gordon W. Moran


/s/ Daniel J. Murphy, III  Director                        August 1, 1997
Daniel J. Murphy, III




                          EXHIBIT INDEX

Exhibit  No.          Description                                     Page

  4.1      Restated Certificate of Incorporation,  as  amended (1)

  4.2      Amended and Restated By-laws (2)

  4.3      Watts Industries, Inc. 1996 Stock Option Plan

  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered

  23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto)

  23.2     Consent of Ernst & Young LLP,  Independent Auditors

  23.3     Consent of Deloitte & Touche,   Independent Auditors

  24.1 Powers of Attorney (included on signature page to this registration statement)

_________________________

(1) Incorporated by reference to the relevant exhibit to the Company's Annual Report on Form 10-K filed with the Commission on September 28, 1995.
(2) Incorporated by reference to the relevant exhibit to the Company's Current Report on Form 8-K filed with the Commission on May 15, 1992.





                          Exhibit 4.3


                    WATTS INDUSTRIES, INC.

                     1996 STOCK OPTION PLAN

1.   PURPOSE

     The Watts Industries, Inc. 1996 Stock Option Plan (the

"Plan") is intended as a performance incentive for officers and other employees of Watts Industries, Inc. (the "Company") or its

Subsidiaries (as hereinafter defined) to enable the persons to whom options to purchase Common Stock (as defined in Section 3 below) are granted (the "Optionees") to acquire or increase a proprietary interest in the success of the Company.  The Company intends that this purpose will be effected by the granting of

"incentive stock options" ("Incentive Options") as defined in

Section 422 of the Internal Revenue Code of 1986, as amended (the

"Code"), and nonqualified stock options ("Nonqualified Options")

under the Plan.  The term "Subsidiaries" shall include any

corporation (other than the Company) in any unbroken chain of corporations, beginning with the Company if each of the

corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other

corporations in the chain.  Shares of Common Stock acquired or acquirable upon exercise of options are referred to herein as

"Option Shares."

2.   OPTIONS TO BE ISSUED AND ADMINISTRATION

          (a)  Options granted under the Plan may be either

Incentive Options or Nonqualified Options, and shall be

designated as such at the time of grant.  To the extent that any option intended to be an Incentive Option shall fail to qualify as an "incentive stock option" under the Code, such option shall be deemed to be a Nonqualified Option.  Nonqualified Options may

not be granted pursuant to the Plan until the earlier to occur of

(i) the date on which the sum of (x) the number of shares of

Common Stock purchased pursuant to the Watts Industries, Inc.

1989 Nonqualified Stock Option Plan, as amended (the "1989

Plan"), and (y) the number of shares of Common Stock subject to outstanding Nonqualified Options issued under the 1989 Plan

equals the maximum number of shares of Common Stock reserved for issuance under the 1989 Plan as set forth in Section 1 of the

1989 Plan and (ii) the expiration of the 1989 Plan.

          (b)  The Plan shall be administered by either the Board

of Directors of the Company or the Stock Option and Compensation

Committee of the Board of Directors or any successor committee thereto appointed by the Board of Directors (the "Committee").

Action by the Committee shall require the affirmative vote of a majority of all its members.  Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, and a "non-

employee director" within the meaning of Rule 16b-3(a)(3) of the

Securities Exchange Act of 1934, as amended.  All references to the "Committee" herein may also be deemed to refer to the Board of Directors.

          (c)  Subject to the terms and conditions of the Plan,

the Committee shall have the power:

               (i)  To determine from time to time the options to

be issued to eligible persons under the Plan and to prescribe the terms and provisions (which need not be identical) of options issued under the Plan to such persons;

               (ii) To construe and interpret the Plan and

issuances thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan.  In this

connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any option agreement in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective with all decisions and determinations by the Committee in the exercise of this power to be final and binding upon the Company and the

Optionees;

               (iii)     To accelerate the exercisability or

vesting of all or any portion of any option;

               (iv) Subject to the provisions of Section 5(a), to

extend the period in which options may be exercised; and

               (v)  Generally, to exercise such powers and to

perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

3.   STOCK

     The stock subject to the options granted under the Plan,

shall be shares of the Company's authorized but unissued Class A

Common Stock, par value $.10 per share (the "Common Stock").  The total number of shares that may be issued under the Plan shall not exceed an aggregate of 3,000,000 shares of Common Stock.

Such numbers shall be subject to adjustment as provided in

Section 7 hereof.

4.   ELIGIBILITY

          (a)  Options may be granted or issued only to officers

or other full-time employees of the Company or its Subsidiaries,

including members of the Board of Directors who are also

full-time employees of the Company or its Subsidiaries.

          (b)  No person shall be eligible to receive any

Incentive Option under the Plan if, at the date of grant, such person beneficially owns (or is deemed to own under Section

424(d) of the Code) stock representing in excess of ten percent of the voting power of all outstanding capital stock of the

Company or of any "parent corporation" or "subsidiary

corporation", as defined in Sections 424(e) and 424(f),

respectively, of the Code, unless notwithstanding anything in this Plan to the contrary (i) the exercise price for Common Stock subject to such option is at least 110% of the fair market value of such Common Stock at the time of the grant determined as

provided below and (ii) the option by its terms is not

exercisable after the expiration of five years from the date of grant thereof.

          (c)  Notwithstanding any other provision of the Plan,

the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which

Incentive Options are exercisable for the first time by any

individual during any calendar year (under all plans of the

Company and of all parent corporations and subsidiary

corporations, within the meaning of Sections 424(e) and 424(f),

respectively, of the Code) shall not exceed $100,000.  Any

Incentive Option granted under the Plan in excess of the

foregoing limitation shall be deemed a Nonqualified Option.

          (d)  Options with respect to no more than 100,000

shares of Common Stock may be granted to any one individual

during any one calendar year period.

5.   TERMS OF THE OPTION AGREEMENTS

     Subject to the terms and conditions of the Plan, each option agreement shall contain such provisions as the Committee shall from time to time deem appropriate.  Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

          (a)  Expiration; Termination of Employment.

Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date in the case of any Incentive Option shall not be more than ten years after the date on which the option was granted (subject to Section 4(b)).  The Committee may in its discretion specify, at the time an option is granted under the Plan and subject to the agreement of the applicable Optionee thereafter, a period or periods within which such option may be exercised following retirement of the Optionee or termination of the Optionee's employment with the Company or its Subsidiaries for any reason, or upon the happening of any other event.

          (b)  Minimum Shares Exercisable.  Option agreements may

in the discretion of the Committee set forth a minimum number of shares with respect to which an option may be exercised at any one time.

          (c)  Exercise.  Options shall be exercisable in such

installments (which need not be equal) and at such time or times

(including upon the occurrence of such event or events) as may be designated by the Committee.  To the extent not exercised,

installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the option expires.

          (d)  Exercise Price.  The exercise price per share of

Common Stock subject to each option shall be determined by the

Committee; provided, however, that the exercise price per share of Common Stock subject to each Incentive Option shall not be less than the fair market value of the Common Stock on the date such Incentive Option is granted and the exercise price per share of Common Stock subject to each Nonqualified Option shall not be less than fifty percent (50%) of the fair market value of the

Common Stock on the date such Nonqualified Option is granted.

For the purposes of the Plan, the fair market value of the shares subject to options granted hereunder shall be determined in good faith by the Committee; provided, however, that if the Common

Stock is admitted to trading on a national securities exchange or the NASDAQ National Market on the date the option is granted, the fair market value shall not be less than the closing price

reported for the Common Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported.

          (e)  Rights of Optionees.  No Optionee shall be deemed

for any purpose to be the owner of any shares of Common Stock subject to any option unless and until (i) the option shall have been exercised pursuant to the terms thereof, (ii) all

requirements under applicable law and regulations shall have been complied with to the satisfaction of the Company, (iii) the

Company shall have issued and delivered the shares to the

Optionee, and (iv) the Optionee's name shall have been entered as a stockholder of record on the books of the Company.  Thereupon,

the Optionee shall have full dividend and other ownership rights with respect to such shares of Common Stock.  Nothing in this

Plan or in any option shall confer upon any Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any of its Subsidiaries to terminate the Optionee's employment at any time.

          (f)  Transfer.  No option granted hereunder shall be

transferable by the Optionee other than by will or by the laws of descent and distribution, and such option may be exercised during the Optionee's lifetime only by the Optionee.  Notwithstanding the foregoing, the Committee may provide in an option agreement that the Optionee may transfer, without consideration for the transfer, such Optionee's Nonqualified Options to charitable or other non-profit organizations that are exempt from taxation under the Code, to members of his or her immediate family, to trusts for the benefit of such family members and to partnerships in which such family members are the only partners.

6.   METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

          (a)  Any option granted under the Plan may, to the

extent then exercisable,  be exercised by the Optionee in whole or, subject to Section 5(b) hereof, in part by delivering to the

Company on any business day a written notice specifying the

number of shares of Common Stock the Optionee then desires to purchase pursuant to the exercise of an option (the "Notice").

          (b)  Payment for the shares of Common Stock purchased

pursuant to the exercise of an option shall be made either:  (i)

in cash, or by certified or bank check or other payment

acceptable to the Company, equal to the option exercise price for the number of shares specified in the Notice (the "Total Option

Price"); (ii) if authorized by the applicable option agreement and if permitted by law, by delivery of shares of Common Stock that the Optionee may freely transfer and that have been held by the Optionee free of any substantial risk of forfeiture for at least six months having a fair market value, determined by

reference to the provisions of Section 5(d) hereof, equal to or less than the Total Option Price, plus cash in an amount equal to the difference, if any, of the Total Option Price less the fair market value of such shares of Common Stock; or (iii) if

authorized by the applicable option agreement, by the Optionee delivering the Notice to the Company together with irrevocable instructions to a broker to promptly deliver the Total Option

Price to the Company in cash or by other method of payment

acceptable to the Company; provided, however, that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity or other agreements as the Company shall prescribe as a condition of payment under this clause

(iii).

          (c)  Payment instruments will be received subject to

collection.  The delivery of certificates representing shares of

Common Stock to be purchased pursuant to the exercise of an

option will be contingent upon the Company's receipt of the Total

Option Price and of any written representations from the Optionee required by the Committee, and the fulfillment of any other

requirements contained in the option agreement or applicable provisions of law.

7.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION

          (a)  Subject to Section 8 hereof, if the shares of the

Company's Common Stock as a whole are increased, decreased,

changed into or exchanged for a different number or kind of

shares or securities of the Company, whether through merger,

consolidation, reorganization, recapitalization,

reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan, and in the number, kind, and per share exercise price of shares subject to unexercised options or portions thereof granted prior to any such change.  Subject to Section 8 hereof, in the event of any such adjustment in an outstanding option, the Optionee thereafter shall have the right to purchase the number of shares under such option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to the option immediately prior to such adjustment.

          (b)  Adjustments under this Section 7 shall be

determined by the Committee and such determinations shall be final, binding and conclusive.  The Committee shall have the discretion and power in any such event to determine and to make effective provisions for acceleration of the time or times at which any option or portion thereof shall become exercisable.

8.   EFFECT OF CERTAIN TRANSACTIONS

     In the case of (i) the dissolution or liquidation of the

Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company) or in which the Company is not the surviving corporation, (iii) the sale of all or

substantially all of the assets of the Company to another person or entity or (iv) the sale of all of the stock of the Company to an unrelated person or entity, the Plan and the options issued hereunder shall terminate upon the effectiveness of any such transaction or event.  Notwithstanding the foregoing, in the event of any transaction which will result in such a termination,

the Company shall give written notice of such transaction to the

Optionee at least sixty (60) days prior to the effective date of any such transaction or the record date on which shareholders of the Company entitled to participate in such transaction shall be determined, whichever shall first occur.  Not later than thirty

(30) days prior to the effective date of such transaction, the

Optionee shall be entitled to purchase, subject to the

consummation of such transaction, all or any part of the Option

Shares (all of which shall be deemed vested as of the date of such written notice), and this Option shall expire as to any

Option Shares not purchased prior to such date unless the Board of Directors otherwise determines.

9.   TAX WITHHOLDING

          (a)  Each Optionee shall, no later than the exercise

date of any option, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal,

state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the

Optionee.

          (b)  An Optionee may elect to have his tax withholding

obligation satisfied, in whole or in part, by (i) authorizing the

Company to withhold from shares of Common Stock to be issued pursuant to any option the number of shares with an aggregate fair market value (determined by reference to the provisions of

Section 5(d) hereof), that would satisfy the withholding amount due or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value

(determined by reference to the provisions of Section 5(d)

hereof) that would satisfy the withholding amount due.

10.  AMENDMENT OF THE PLAN

     The Board of Directors may discontinue the Plan or amend the

Plan at any time.  Plan amendments shall be subject to approval by the Company's stockholders if and to the extent determined by the Committee to be necessary to ensure that Incentive Options granted under the Plan are qualified under Section 422 of the

Code.  Except as provided in Sections 7 and 8 hereof, rights and obligations under any option granted before any discontinuance or amendment of the Plan shall not be altered or impaired by such discontinuance or amendment, except with the consent of the

Optionee.

11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without

limitation, the granting of stock or stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

          (a)  The obligation of the Company to deliver shares of

Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations,

including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (b)  The Plan shall be governed by Delaware law, except

to the extent that such law is preempted by federal law.

          (c)  Transactions under the Plan are intended to comply

with Rule 16b-3, as amended through August 15, 1996.

13.  EFFECTIVE DATE OF PLAN; STOCKHOLDER APPROVAL

     The Plan shall become effective upon the date that it is

approved by the Board of Directors of the Company; provided,

however, that the Plan shall be subject to the approval of the

Company's stockholders in accordance with applicable laws and regulations at an annual or special meeting held within twelve months of such effective date.  No options granted under the Plan prior to such stockholder approval may be exercised until such approval has been obtained.  No Incentive Options may be granted under the Plan on or after the tenth anniversary of the effective date of the Plan.



Adopted as of August 6, 1996







                       Exhibit 5.1


                         August 1, 1997



Watts Industries, Inc.
815 Chestnut Street
North Andover, MA  01845

          Re:  Watts Industries, Inc. 1996 Stock Option Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 3,000,000 shares (the "Shares") of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"), of Watts Industries, Inc. (the "Company") which may be issued pursuant to options granted under the Watts Industries, Inc. 1996 Stock Option Plan (the "Plan").

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company; such records of the corporate proceedings of the Company as we deemed necessary; the Plan; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original form, and the legal competence of each individual executing a document.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of, and payment for, the Shares, in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Class A Common Stock.

      The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities. The foregoing opinion further assumes that the purchase price paid for the Shares will be in excess of the par value thereof.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,



                                   GOODWIN, PROCTER & HOAR  LLP




                            Exhibit 23.2


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Watts Industries, Inc. 1996 Stock Option Plan of our report dated August 6, 1996, with respect to the consolidated financial statements and schedule of Watts Industries, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1996, filed with the Securities and Exchange Commission.

                                                   ERNST & YOUNG LLP

Boston, Massachusetts
August 1, 1997







                            Exhibit 23.3

August 1, 1997

               Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of Watts Industries, Inc. on Form S-8 of our report dated August 6, 1996 appearing in the Annual Report on Form 10-K of Watts Industries, Inc. for the year ended June 30, 1996.

Leiden, The Netherlands

Deloitte & Touche